UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

Tejon Ranch Co.

(Exact name of registrant as specified in its charter)

Delaware	1-7183	77-0196136
(State or other jurisdiction of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of principal executive offices)	(Zip Code)

661-248-3000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 30, 2017, the Company announced the preliminary results of its rights offering. The rights offering concluded on October 27, 2017, with the Company anticipating raising $90 million. As a result of the offering, the Company will issue 5,000,000 new shares of common stock. A total of 25,873,235 shares of common stock will be outstanding once all new shares have been delivered.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1 – Press Release of the Company dated October  30, 2017, announcing the completion of the rights offering to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TEJON RANCH CO.

By:	/s/ ALLEN E. LYDA
Name:	Allen E. Lyda
Title:	Executive Vice President and Chief Financial Officer

Dated: October 30, 2017

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